UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2008

Enable Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50995	52-2372260
(Commission File Number)	(IRS Employer
Identification No.)
8725 W. Higgins Road, Suite 900 Chicago, Illinois 60631
(Address of Principal Executive Offices) (Zip Code)

(773) 272-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 14, 2008, Enable Holdings, Inc.’s (the “Company”) Board of Directors appointed Robert T. Geras to serve on the Board of Directors to fill the seat of Mary L. Jeffries who resigned in September 2008, as a Class I Director. Under the Company’s Certificate of Incorporation, Mr. Geras will be up for election at the Company’s next annual meeting of its stockholders.

At the time of this disclosure, Mr. Geras is not expected to serve on a committee of the Board of Directors.

In October 2008, Dawn Geras, Mr. Geras’ wife, made a loan in the amount of $1,400,000 to the Company pursuant to an 18% Senior Secured Debenture, due January 16, 2009. Upon the consummation of the loan, Mrs. Geras is the beneficial owner of 22,600,000 shares of the Company’s Common Stock, which consists of warrants to purchase 22,600,000 shares of the Company’s Common Stock.

Mr. Geras will have the same compensation arrangements as the Company’s other outside directors, which consists of an annual compensation of $25,000.

Mr. Geras has founded, operated and advised and/or funded a number of successful companies throughout his distinguished career. Mr. Geras was recognized as “Angel Investor of the Year” in 2002 by the Illinois Technology Association and was inducted into the “Chicago Area Entrepreneurship Hall of Fame” in 2006. He was also the co-founder of Sixpence Inns, which was later acquired by Motel 6.

President and sole owner of LaSalle Investments for 30 years, Mr. Geras is a Founding Director of the Illinois Venture Capital Association and is involved with a number of venture funds, such as K-B Partners, Crestview Capital, Dunrath Partners, Ceres Venture Fund and the Illinois Accelerator Fund.

A copy of the press release announcing Mr. Geras’ appointment to the Board of Directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits:

99.1	Press Release dated November 19, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2008

ENABLE HOLDINGS, INC.

By:	/s/ Miguel A. Martinez, Jr.
Miguel A. Martinez, Jr. Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
November 14, 2008	000-50995

ENABLE HOLDINGS, INC.

EXHIBIT NO.	ITEM

99.1	Press Release dated November 19, 2008.